Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

     Listed below are subsidiaries of CIGNA Corporation as of December 31, 1998 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a "significant subsidiary" of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)
I.   Connecticut General Corporation (Connecticut)
     A.  CG Trust Company (Illinois)
     B.  CIGNA Dental Health, Inc. (Florida)
         (1)    CIGNA Dental Health of California, Inc. (California)
         (2)    CIGNA Dental Health of Colorado, Inc. (Colorado)
         (3)    CIGNA Dental Health of Delaware, Inc. (Delaware)
         (4)    CIGNA Dental Health of Florida, Inc. (Florida)
         (5)    CIGNA Dental Health of Illinois, Inc. (Illinois)
         (6)    CIGNA Dental Health of Kansas, Inc. (Kansas)
         (7)    CIGNA Dental Health of Kentucky, Inc. (Kentucky)
         (8)    CIGNA Dental Health of Maryland, Inc. (Delaware)
         (9)    CIGNA Dental Health of New Jersey, Inc. (New Jersey)
         (10)   CIGNA Dental Health of New Mexico, Inc. (New Mexico)
         (11)   CIGNA Dental Health of North Carolina, Inc. (North Carolina)
         (12)   CIGNA Dental Health of Ohio, Inc. (Ohio)
         (13)   CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
         (14)   CIGNA Dental Health of Texas, Inc. (Texas)
         (15)   CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
     C.  CIGNA Financial Services, Inc. (Delaware)
     D.  CIGNA Health Corporation (Delaware)
         (1)    Healthsource, Inc. (New Hampshire)
                (a)   Arizona Health Plan, Inc. (Arizona)
                (b)   CIGNA HealthCare of Arizona, Inc. (Arizona)
                      (i)   CIGNA Community Choice, Inc. (Arizona)
                (c)   CIGNA HealthCare of California, Inc. (California)
                (d)   CIGNA HealthCare of Colorado, Inc. (Colorado)
                (e)   CIGNA HealthCare of Connecticut, Inc. (Connecticut)
                (f)   CIGNA HealthCare of Delaware, Inc. (Delaware)
                (g)   CIGNA HealthCare of Florida, Inc. (Florida)
                (h) CIGNA HealthCare of Illinois, Inc. (Delaware) (99.60% with balance owned by non-affiliate)
                (i)   CIGNA Healthplan of Louisiana, Inc. (Louisiana)
                (j)   CIGNA HealthCare of Massachusetts, Inc. (Massachusetts)
                (k)   CIGNA HealthCare Mid-Atlantic, Inc. (Maryland)
                (l)   CIGNA HealthCare of New Jersey, Inc. (New Jersey)
                (m)   CIGNA HealthCare of New York, Inc. (New York)
                (n)   CIGNA HealthCare of Northern New Jersey, Inc. (New Jersey)
                (o)   CIGNA HealthCare of Ohio, Inc. (Ohio)
                (p)   CIGNA HealthCare of Oklahoma, Inc. (Oklahoma)
                (q)   CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
                (r)   CIGNA HealthCare of St. Louis, Inc. (Missouri)
                (s)   CIGNA HealthCare of Utah, Inc. (Utah)
                (t)   CIGNA HealthCare of Virginia, Inc. (Virginia)
                (u)   Employee Benefit Plan Administration, Inc. (New Hampshire)
                (v)   Healthsource Connecticut, Inc. (Connecticut)
                (w)   Healthsource Corporate Services, Inc. (New Hampshire)
                      (i) Healthsource Innovative Medical Management, Inc. (New Hampshire)
                (x)   Healthsource Health Plans, Inc. (North Carolina)

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                      (i)   CIGNA HealthCare of North Carolina, Inc. (North
                            Carolina)
                      (ii)  Healthsource North Carolina, Inc. (North Carolina)
                      (iii) Healthsource North Carolina Administrators, Inc.
                            (North Carolina)
                (y)   Healthsource Indiana, Inc. (New Hampshire)
                      (i)   Healthsource Indiana Insurance Company  (Indiana)
                      (ii)  Healthsource Indiana Managed Care Plan, Inc.
                            (Indiana)
                (z)   Healthsource Insurance Group, Inc. (New Hampshire)
                (aa)  Healthsource Kentucky, Inc. (Kentucky)
                (bb)  Healthsource Maine, Inc. (Maine)
                (cc)  Healthsource Maine Preferred, Inc. (New Hampshire)
                (dd)  Healthsource Management, Inc. (New Hampshire)
                      (i)   Healthsource Syracuse, Inc. (New York)
                            (a) Healthsource New York, Inc. (New York)
                                (i)  Healthsource HMO of New York, Inc.
                                     (New York)
                                (ii) Healthsource Preferred of New York, Inc.
                                     (New York)
                      (ii)  CIGNA HealthCare of Tennessee, Inc.  (Tennessee)
                      (iii) Healthsource Tennessee Preferred, Inc. (Tennessee)
                (ee)  Healthsource Massachusetts, Inc. (Massachusetts)
                (ff) Healthsource Metropolitan New York Holding Company, Inc. (New Hampshire)
                      (i)   Healthsource New York/New Jersey, Inc. (New York)
                (gg)  Healthsource New Hampshire, Inc. (New Hampshire)
                (hh)  Healthsource Ohio, Inc. (Ohio)
                (ii)  Healthsource Ohio Preferred, Inc. (Ohio)
                (jj)  Healthsource Preferred, Inc.  (New Hampshire)
                (kk)  Healthsource Rhode Island, Inc. (Rhode Island)
                (ll)  Healthsource RX, Inc. (New Hampshire)
                (mm)  Healthsource South, Inc. (New Hampshire)
                      (i)   Healthsource Arkansas Ventures, Inc. (Arkansas)
                            (a) Healthsource Arkansas, Inc. (Arkansas)
                            (b) Healthsource Arkansas Preferred, Inc. (Arkansas)
                      (ii)  Healthsource Insurance Company (Tennessee)
                      (iii) Healthsource Physicians Group of South Carolina,
                            Inc. (South Carolina)
                      (iv)  CIGNA HealthCare of Texas , Inc. (Texas)
                      (v)   HS North Texas Ventures, Inc. (Texas)
                      (vi)  Provident Health Care Plans, Inc. (Tennessee)
                            (a) CIGNA HealthCare of Georgia, Inc.  (Georgia)
                (nn)  Lovelace Health Systems, Inc. (New Mexico)
                (oo)  Physicians' Health Systems, Inc. (South Carolina)
                      (i) Healthsource Insurance Services, Inc. (South Carolina) (72% with balance owned by another CIGNA subsidiary)
                      (ii)  Healthsource South Carolina, Inc. (South Carolina)
                (pp)  Ross Loos Hospital, Inc. (California)
                      (i)   CIGNA Hospital of Los Angeles, Inc. (California)
                (qq)  Temple Insurance Company Limited (Bermuda)
     E.  CIGNA RE Corporation (Delaware)
     F.  Connecticut General Life Insurance Company (Connecticut)
         (1)    All-Net Preferred Providers, Inc. (Delaware)
         (2)    CIGNA Life Insurance Company (Connecticut)
     G.  Disability Claim Services, Inc. (Delaware)
     H.  Global Portfolio Strategies, Inc. (Connecticut)
     I.  INA Life Insurance Company of New York (New York)
     J.  International Rehabilitation Associates, Inc. d/b/a Intracorp
         (Delaware)
     K.  Life Insurance Company of North America (Pennsylvania)
         (1)    CIGNA Direct Marketing Company, Inc. (Delaware)
         (2)    CIGNA Life Insurance Company of Canada (Canada)
         (3) INA Himawari Life Insurance Co., Ltd. (Japan) (90% with balance owned by non-affiliate)

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     L.  MCC Behavioral Care, Inc. (Minnesota)
         (1)    MCC Behavioral Care of California, Inc. (California)
     M.  TEL-DRUG, INC. (South Dakota)
II.  INA Corporation (Pennsylvania)
     A.  CIGNA International Holdings, Ltd. (Delaware)
         (1)    Afia Finance Corporation (Delaware)
         (2) Amico Assistencia Medica A Industria E Comercio Ltda (Brazil) (69% with balance owned by affiliate)
                (a)   CIGNA Brasil Participacoes Ltda. (Brazil)
                      (i) CIGNA Servicos Ltda. (Brazil) (99.9% with balance owned by affiliate)
                      (ii) Excel CIGNA Seguardora S.A. (Brazil) (50% with balance owned by non-affiliate)
                (b) P. T. Asuransi CIGNA Indonesia (Indonesia) (53.51% with balance owned by non-affiliates)
         (3)    CIGNA Argentina Compania de Seguros S.A. (Argentina)
         (4) CIGNA Compania de Seguros (Chile) S.A. (Chile) (99.13% with balance owned by non-affiliates)
         (5)    CIGNA G.B. Holdings, Ltd. (Delaware)
                (a)   Insurance Company of North America (U.K.) Limited
                      (United Kingdom)
         (6)    CIGNA HealthCare Management Company (India) Private Limited
                (India)
         (7)    CIGNA Insurance Asia Pacific Limited (Australia)
                (a)   CIGNA Insurance Singapore Limited (Singapore)
         (8)    CIGNA Insurance Company Limited (Rep. of South Africa)
         (9)    CIGNA Insurance Company of Puerto Rico (Puerto Rico)
         (10)   CIGNA Insurance New Zealand Limited (New Zealand)
                (a)   CIGNA Life Insurance New Zealand Limited (New Zealand)
         (11)   CIGNA International Corporation (Delaware)
                (a)   CIGNA Eastern  Sp. z.o.o. (Poland)
         (12)   CIGNA International Insurance Company of Hong Kong Limited
                (Hong Kong)
         (13)   CIGNA Overseas Insurance Company Ltd. (Bermuda)
                (a)   CIGNA Accident and Fire Insurance Company, Ltd. (Japan)
                (b)   CIGNA Marketing Group, C.A. (Venezuela)
                (c)   CIGNA Overseas Holdings, Inc. (Delaware)
                      (i)   CIGNA Insurance Company of Europe S.A.-N.V.
                            (Belgium)
                            (a) CIGNA Life Insurance Company of Europe S.A.-N.V.
                               (Belgium)
                            (b) CIGNA STU, S.A. (Poland) (49% with balance owned
                                by non-affiliate)
                            (c) CIGNA STU Zycie, S.A. (Poland) (51% with balance
                                owned by non-affiliate)
         (14)   CIGNA Seguros de Colombia S.A. (Colombia)
         (15)   CIGNA Worldwide Insurance Company (Delaware)
                (a) P.T. Asuransi Niaga CIGNA Life (Indonesia) (60% with balance owned by non-affiliate)
                (b) PCIB CIGNA Life Insurance Corporation (Philippines) (50% with balance owned by non-affiliate)
         (16)   Cover Direct, Inc. (Delaware)
         (17)   Empresa Guatemalteca CIGNA de Seguros, Sociedad Anonima
                (Guatemala)
         (18)   ESIS International, Inc. (Delaware)
         (19)   INACAN Holdings, Ltd. (Canada)
                (a)   CIGNA Insurance Company of Canada (Canada)
         (20) INA Seguradora S.A. (Brazil) (99.7% with balance owned by non-affiliates)
         (21) Inversiones INA Limitada (Chile) (98.6% with balance owned by another CIGNA subsidiary)
                (a) CIGNA Compania de Seguros de Vida (Chile) S.A. (Chile) (96.6% with balance owned by non-affiliate)
                (b) Unimed A.A. Isapre Medica (Chile) (98% with balance owned by non-affiliate)
         (22) Perdana CIGNA Insurance Berhard (Malaysia) (51% with balance owned by non-affiliate)
         (23) Philippine HealthCare Providers, Inc. (Philippines) (30% with balance owned by non-affiliate)
         (24) Planes de Salud Integral S.A. de C.V. (45 % with balance owned by non-affiliates)
         (25) Seguros CIGNA, S.A. (Mexico) (99.99% with balance owned by non-affiliates)
     B.  INA Financial Corporation (Delaware)
         (1)    Brandywine Holdings Corporation (Delaware)
                (a)   CIGNA International Reinsurance Company, Ltd. (Bermuda)
                      (i)   CIGNA International Brokers , Ltd. (Ohio)
                (b)   Century Indemnity Company (Pennsylvania)

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                      (i)   Century Reinsurance Company (Pennsylvania)
                      (ii)  CIGNA Reinsurance Company (Pennsylvania)
                            (a) CIGNA Reinsurance Company S.A.-N.V. (Belgium)
         (2)    INA Holdings Corporation (Delaware)
                (a)   Bankers Standard Insurance Company (Pennsylvania)
                      (i)   Bankers Standard Fire & Marine Company
                            (Pennsylvania)
                (b)   CIGNA Property and Casualty Insurance Company
                      (Connecticut)
                      (i)   ALIC, Incorporated (Texas)
                            (a) CIGNA Lloyds Insurance Company (Texas)
                      (ii) CIGNA Fire Underwriters Insurance Company (Pennsylvania)
                      (iii) CIGNA Insurance Company (Pennsylvania)
                            (a) Pacific Employers Insurance Company
                                (Pennsylvania)
                                (i)  CIGNA Insurance Company of Texas (Texas)
                                (ii) Illinois Union Insurance Company (Illinois)
                      (iv)  CIGNA Insurance Company of the Midwest (Indiana)
                (c)   INAMAR Insurance Underwriting Agency, Inc. (New Jersey)
                      (i) INAMAR Insurance Underwriting Agency, Inc. of Massachusetts (Massachusetts)
                      (ii)  INAMAR Insurance Underwriting Agency, Inc. of Ohio
                            (Ohio)
                      (iii) INAMAR Insurance Underwriting Agency of Texas
                            (Texas)
                (d)   Insurance Company of North America (Pennsylvania)
                      (i)   Atlantic Employers Insurance Company (New Jersey)
                      (ii)  CIGNA Employers Insurance Company (Pennsylvania)
                      (iii) CIGNA Insurance Company of Ohio (Ohio)
                      (iv) Indemnity Insurance Company of North America (Pennsylvania)
                            (a) Allied Insurance Company (California)
                            (b) CIGNA Indemnity Insurance Company (Pennsylvania)
                            (c) CIGNA Insurance Company of Illinois (Illinois)
                      (v)   INA Surplus Insurance Company (Pennsylvania)
III. CIGNA Investment Group, Inc. (Delaware)
     A.  CIGNA International Finance, Inc. (Delaware)
         (1)    CIGNA International Investment Advisors, Ltd. (Delaware)
                (a) CIGNA International Investment Advisors Australia Limited (Australia)
                (b)   CIGNA International Investment Advisors K.K. (Japan)
     B.  CIGNA Investment Advisory Company, Inc. (Delaware)
     C.  CIGNA Investments, Inc. (Delaware)
         (1)    CIGNA Advisory Partners, Inc. (Delaware)
         (2)    CIGNA Financial Futures, Inc. (Delaware)
         (3)    CIGNA Leveraged Capital Fund, Inc. (Delaware)
                (a)   CIGNA Funding Limited Partnership (Delaware)